2. This statement is being filed by GS Group, Goldman Sachs, GS Advisors 2000, L.L.C. ("GS Advisors"), Goldman, Sachs & Co. oHG ("GS oHG"), Goldman, Sachs Management GP GmbH ("GS GmbH"), GS Employee Funds 2000 GP, L.L.C. ("GS Employee 2000"), GS Capital Partners 2000, L.P. ("GS Capital"), GS Capital Partners 2000 Offshore, L.P. ("GS Offshore"), GS Capital Partners 2000 GmbH & Co. Beteiligungs KG ("GS Germany"), GS Capital Partners 2000 Employee Fund, L.P. ("GS Employee"), Goldman Sachs Direct Investment Fund 2000, L.P. ("GS Direct" and, together with GS Capital, GS Offshore, GS Germany and GS Employee, the "Purchasers") (GS Group, Goldman Sachs, GS Advisors, GS oHG, GS GmbH, GS Employee 2000, and the Purchasers, collectively, the "Reporting Persons"). The principal business address of each Reporting Person (other than G.S. oHG, GS GmbH, GS Offshore and GS Germany) is 85 Broad Street, New York, NY 10004. The principal business address for GS Offshore is c/o M&C Corporate Services Limited, P.O. Box 309, Grand Cayman, Cayman Islands. The principal business address for each of GS Germany, GS GmbH and GS oHG is MesseTurm, 60308 Frankfurt am Main, Germany. Due to the electronic system's limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate.

9. GS Group may be deemed to own beneficially and indirectly an aggregate of 9,991,119 shares of Common Stock by reason of the Purchasers' beneficial ownership of (i) 200,604 shares of Preferred Stock, which are convertible into 8,341,119 shares of Common Stock, (ii) Warrants to purchase 1,072,500 shares of Common Stock at an exercise price of $28.62 per share ("Warrants") and (iii) warrants to purchase 577,500 shares of Common Stock at an exercise of $26.28 per share (the "November Warrants"). Goldman Sachs may be deemed to own beneficially and indirectly an aggregate of 9,991,119 shares of Common Stock by reason of the Purchasers' beneficial ownership of (i) 200,604 shares of Preferred Stock, which are convertible into 8,341,119 shares of Common Stock and (ii) Warrants to purchase 1,072,500 shares of Common Stock and (iii) November Warrants to purchase 577,500 shares of Common Stock. Affiliates of GS Group and Goldman Sachs are the general partners or managing partners of the Purchasers. Goldman Sachs is the investment manager of each of the Purchasers. Goldman Sachs is an indirect wholly owned subsidiary of GS Group. Each of Goldman Sachs and GS Group disclaims beneficial ownership of the securities owned by the Purchasers except to the extent of their pecuniary interest therein. Each of the Reporting Persons other than Goldman Sachs and GS Group disclaims beneficial ownership of the shares of Common Stock directly owned by Goldman Sachs and GS Group. GS Capital may be deemed to own beneficially and directly and its general partner, GS Advisors, may be deemed to own beneficially and indirectly an aggregate of 5,509,787 shares of Common Stock by reason of GS Capital's beneficial ownership of (i) 110,627 shares of Preferred Stock, which are convertible into 4,599,875 shares of Common Stock, (ii) Warrants to purchase 591,442 shares of Common Stock and (iii) November Warrants to purchase 318,470 shares of Common Stock. GS Advisors disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein. GS Offshore may be deemed to own beneficially and directly, and its general partner, GS Advisors, may be deemed to own beneficially and indirectly an aggregate of 2,002,019 shares of Common Stock by reason of GS Offshore's beneficial ownership of (i) 40,197 shares of Preferred Stock, which are convertible into 1,671,392 shares of Common Stock, (ii) Warrants to purchase 214,908 shares of Common Stock and (iii) November Warrants to purchase 115,719 shares of Common Stock. GS Advisors disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein. GS Germany may be deemed to own beneficially and directly and each of (a) GS GmbH, the managing partner of GS Germany and (b) GS oHG, the sole stockholder of GS GmbH, may be deemed to own beneficially and indirectly an aggregate of 230,214 shares of Common Stock by reason of GS Germany's beneficial ownership of (i) 4,622 shares of Preferred Stock, which are convertible into 192,182 shares of Common Stock, (ii) Warrants to purchase 24,721 shares of Common Stock and (iii) November Warrants to purchase 13,311 shares of Common Stock. Each of GS GmbH and GS oHG disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein. GS Employee may be deemed to own beneficially and directly and its general partner, GS Employee 2000, may be deemed to own beneficially and indirectly an aggregate of 1,749,552 shares of Common Stock by reason of GS Employee's beneficial ownership of (i) 35,128 shares of Preferred Stock, which are convertible into 1,460,623 shares of Common Stock, (ii) Warrants to purchase 187,804 shares of Common Stock and
     (iii) November Warrants to purchase 101,125 shares of Common Stock. GS Employee 2000 disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein. GS Direct may be deemed to own beneficially and directly, and its general partner, GS Employee 2000, may be deemed to own beneficially and indirectly an aggregate of 499,547 shares of Common Stock by reason of GS Direct's beneficial ownership of (i) 10,030 shares of Preferred Stock, which are convertible into 417,047 shares of Common Stock, (ii) Warrants to purchase 53,625 shares of Common Stock and (iii) November Warrants to purchase 28,875 shares of Common Stock. GS Employee 2000 disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein.